                                                  ENGLISH VERSION OF EXHIBIT 6.6

EVERGREEN EMPLOYMENT CONTRACT FOR A SALARIED EXECUTIVE

Between the signatories:

-The company Irisio, with a capital of Euro 500,000, located at 414 rue St
Honore, Paris, represented by Mr. Bernard Bouverot, General Manager, with full authority to sign this contract,

On the one hand,

-and Bernard Bouverot, social security number 165013818522865, who resides at
Terre des 5 Saules, 01290 LAIZ, of French nationality

On the other hand

It is agreed as follows:

Article I-Employment.
---------------------

Mr. Bouverot is hired as General Manager, pending the results of medical examination.

The present contract is ruled by the general collective agreement of the Office of Technical Studies-Engineering Offices-Consultants (#3018)

Article II-Duration of contract and trial period
------------------------------------------------
The present contract is for an unspecified amount of time from January 8, 2004 at 9AM.
The present contract will only be effective from the end of a trial period of three months that can be extended by another three month period, two days prior to the expiration of the three months, upon request of the employer in the first trial period is not conclusive.

The first three months represent a trial period during which each of the parties will be able to terminate this contract at any time without prior notice or indemnity. The trial period starts on the date of commencement of employment.

Article III-Responsibilities
----------------------------
Mr. Bouverot is hired as the General Manager, subject to the results of the trial period.

These responsibilities are by nature evolving and are a function of the nature of the job and the needs of the employer, as well as the deepening professional experience of Mr. Bouverot.

Article IV-Address of Employment
--------------------------------
Mr. Bernard Bouverot will perform his duties for the company Irisio at its several locations.

As a result of the job requirements, the company Irisio has the right to ask Mr.
Bouverot to travel for business, without the necessity to change residence.

Mr. Bouverot will be reimbursed to his Travel and Entertainment expenses, according to Article VII below.

Article V-Attendance
--------------------
Given the high level of responsibilities and the initiatives that Mr. Bouverot undertakes in the fulfillment of his responsibilities, he cannot be kept to a fixed hourly schedule; he will instead allocate enough time to the fulfillment of his responsibilities.

Mr. Bouverot's attendance will be subject to the law regarding working hours.

Article VI-Compensation
-----------------------
As compensation for his work, Mr. Bouverot will receive an annual compensation of Euro 70,000.

Article VII-Expenses
--------------------
Professional expenses of Mr. Bouverot will be reimbursed monthly upon presentation of an expense report.

Article VIII-Paid Vacation
--------------------------
Mr. Bernard Bouverot is entitled to benefit from the paid vacation schedule of the company Irisio, or 2.08 days per months, excluding weekends and holidays for a total of 25 days per year, excluding weekends and holidays.

Article IX-Notice
-----------------
At the end of the trial period, if such period was proven satisfactory, this contract will become final and will be valid for an undetermined length of time.
Each party will have the right to terminate this contract under the conditions of the law if prior notice is given, except in the case of fraud or gross negligence. The prior notice will be of 3 months for dismissal or resignation.

Article X-Other conditions
--------------------------
Mr. Bernard Bouverot will communicate to the company Irisio without delay any changes in his citizenship, marital status, residence and military status.

This contract is made in two originals, one of which has to be returned to the company Irisio in the shortest time frame.

Written in Paris, January 8, 2004

For Irisio
Marc Asselineau

Bernard Bouverot

                                                   FRENCH VERSION OF EXHIBIT 6.6

               CONTRAT A DUREE INDETERMINEE POUR UN SALARIE CADRE

Entre les sousslanes :
----------------------

      - La societe IRISIO, societe au capital de 500.000 (euro), dont le siege social est situe au 414 rue Saint Honoree, Paris. Representee par
        Monsieur Bernard BOUVEROT, Directeur General avant tous pouvoirs a
        l'effet des presentes

 D'une part,

-    Et Bernard BOUVEROT, n(degree) de securite sociale 165013818522865, Terre des 5 saules,
-    01290 LAlZ, de nationalite francaise

D' autre part,

II a ete convenu ce qui suit:
-----------------------------

Article 1 - Engagement.
-----------------------

M. Bernard BOUVEROT, est engage en qualite Directeur General, sous reserve des resultats de la visite medicale d'embauche.

Le present contrat est regi par les dispositions de la convention collective des
Bureaux Etudes Techniques - Cabinet d'lngenieurs- Conseils (N(degree) 3018).

Article 2 - Duree du contrat et periode d'essai
-----------------------------------------------
Le present contrat est conclu pour une duree indeterminee a compter du 8 janvier
2004, a 9 heures.

Le present contrat ne deviendra definitif qu'a I'issue d'une periode d'essai de trois mois qui pourra etre prorogee, deux jours avant la fin de la premiere periode a la demande de I'employeur, d'une seconde periode de trois mois, en cas de resultats non satisfaisants a l'issue de la premiere periode. Durant cette seconde periode, 11ndemnite de conges paves sera due.

Les trois premiers mois de son execution constituent une periode d'essai au cours de laquelle chacune des parties pourra y mettre fin a tout moment sans preavis, ni indemnite. Cette periode d'essai debute a la date d'embauche du salarie.

Article 3 - Fonctions.
----------------------

M. Bernard BOUVEROT est engage en qualite Directeur General, sous reserve des resultats de la visite d'embauche.

Ces fonctions ont, par nature, un caractere evolutif tenant d'une part aux imperatifs d'adaptation de l'entreprise et a ses besoins, d'autre part aux capacites et a "approfondissement de la competence de M. Bernard BOUVEROT.

Article 4 - Lieu de travail.
----------------------------

M. Bernard BOUVEROT exercera ses fonctions dans la societe IRISIO et ses differents etablissements.

En fonction des necessites de service, la societe IRISIO se reserve Ie droit de demander a M. Bernard BOUVEROT d'effectuer des deplacements temporaires
n'entrainant pas de changement de residence. M. Bernard BOUVEROT sera rembourse de ses frais professionnels, conformement a I'article 7.

Article 5 - Duree du travail
----------------------------

Compte tenu de la haute technicite et du degre d'initiative que requiert Ie poste confie a M. Bernard BOUVEROT, celui-ci n'est pas astreint a un horaire precis, mais devra consacrer Ie temps necessaire au bon exercice de ses fonctions.

M. Bernard BOUVEROT sera soumis a la duree legale du travail.

Article 6- Remuneration
-----------------------

En contrepartie de son travail, M. Bernard BOUVEROT percevra une remuneration annuelle brute de 70.000(euro).

Article 7 - Frais professionnels
--------------------------------

Les frais professionnels de M. Bernard BOUVEROT lui seront rembourses chaque mois sur presentation des justificatifs.

Article 8 - Conges payes
------------------------
M. Bernard BOUVEROT beneficiera des conges paves institues en faveur des cadres de la societe IRISIO soit actuellement 2.08 jours ouvres par mois, soit 25 jours ouvres par an.

Article 9 - Preavis.
--------------------

A I'issue de la periode d'essai, si elle s'est revelee satisfaisante, Ie present contrat deviendra definitif et se poursuivra pour une duree indeterminee, chacune des parties avant Ie droit d'y mettre fin, dans les conditions fixees a cet effet par la loi, sous reserve de respecter, sauf cas de faute grave ou lourde, un delai de preavls fixe a :

trois mois pour un licenciement ou une demission.

Article 10 - Conditions d'execution du contrat

M. Bernard BOUVEROT devra faire connaitre a l'entreprise sans delai toute modification posterieure a son engagement qui pourrait intervenir dans son etat civil, sa situation de famille, son adresse, sa situation militaire.

Le present contrat est etabli en deux exemplaires dont l'un devra etre retourne signe a la societe IRISIO dans les plus brefs delais.

Fait a PARIS, le 8 janvier 2004

Pour IRISIO                                          Bernard Bouverot
Marc Asselineau